Exhibit 10.38

EIGHTH AMENDMENT TO CREDIT AGREEMENT
This Eighth Amendment to Credit Agreement (this “Amendment”) is entered into as of February 27, 2015, by and between WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”) and MAXWELL TECHNOLOGIES, INC. (“Borrower”).
RECITALS
Borrower and Bank are parties to that certain Credit Agreement dated as of December 5, 2011, as amended from time to time, including but without limitation by that certain First Amendment to Credit Agreement dated as of October 31, 2013, that certain Second Amendment to Credit Agreement dated as of December 5, 2013, that certain Third Amendment and Waiver to Credit Agreement dated as of February 5, 2014, that certain Forbearance and Fourth Amendment to Credit Agreement dated as of April 30, 2014, that certain Forbearance and Fifth Amendment to Credit Agreement dated as of June 30, 2014, that certain Sixth Amendment to Credit Agreement dated as of August 29, 2014 and that certain Seventh Amendment to Credit Agreement dated as of November 19, 2014 (the “Agreement”).
Borrower is in default under the Agreement due to Borrower’s violation of Section 4.9(c) of the Agreement as a result of Borrower’s failure to comply with the maximum net loss requirement for the quarter ending December 31, 2014 (the “Existing Default”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.
NOW, THEREFORE, the parties agree as follows:
1.Section 1.1(a) of the Agreement is hereby amended and restated in its entirety to read as follows:
“(a)     Line of Credit. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make advances to Borrower from time to time up to and including April 30, 2015, not to exceed at any time the aggregate principal amount of Ten Million Dollars ($10,000,000) (“Line of Credit”), the proceeds of which shall be used to finance Borrower’s working capital requirements and general corporate purposes. Borrower’s obligation to repay advances under the Line of Credit shall be evidenced by a promissory note dated as of August 29, 2014 as amended, restated, modified or supplemented from time to time (“Line of Credit Note”), all terms of which are incorporated herein by this reference.”
2.New Section 3.3(c) is hereby added to the Agreement as follows:
“(c) By no later than March 31, 2015, such landlord waivers and bailee waivers as Bank may request.”
3.Section 4.3 of the Agreement is hereby amended by deleting the term “and” as it appears at the end of subsection (e), deleting the period as it appears at the end of subsection (f) and replacing it with the phrase “; and” and inserting new subsections (g) and (h) at the end thereof to read as follows:
“(g) No later than Friday of each week, Borrower’s weekly cash forecast for the United States and Switzerland for the next 90 days; and

(h) No later than five (5) business days after the last day of each month, bank account statements evidencing the amount of Borrower’s unrestricted cash located in Switzerland.”

4.Sections 4.9(b) and 4.9(c) of the Agreement are hereby amended and restated in their entirety to read as follows:
“(b) Borrower shall maintain at all times an aggregate amount of at least (i) Two Million Dollars ($2,000,000) in consolidated unrestricted cash in the United States and (ii) Twenty Million Dollars ($20,000,000) in total of consolidated unrestricted cash.
(c) Quarterly net income after taxes (determined in accordance with GAAP) of not less than negative Six Million Dollars (-$6,000,000) for the quarter ending March 31, 2015.”

5.Subsection (iv) of the defined term “Permitted Indebtedness” set forth in Section 5.4 of the Agreement is hereby amended and restated in its entirety as follows:
“(iv) Indebtedness of Maxwell Technologies SA, in an amount not to exceed Five Million Five Hundred Twelve Thousand Six Hundred Fifty Six Dollars ($5,512,656), subject to exchange-rate fluctuations; provided that such Indebtedness may not be paid, in whole or in part, prior to the satisfaction in full of the obligations owing from Borrower to Bank.”
6.The Compliance Certificate attached to the Agreement hereby is replaced with the Compliance Certificate attached hereto.
7.Borrower acknowledges and Bank hereby waives the Existing Default.
8.No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.
9.Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.
10.Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default (other than the Existing Default) has occurred and is continuing.
11.By no later than March 6, 2015, Borrower hereby agrees that it shall (a) permit Bank to conduct (i) an audit of the Collateral, the results of which shall be satisfactory to Bank and (ii) an appraisal of Borrower’s inventory, (b) provide evidence to Bank, in form and substance satisfactory to Bank, that it has completed a foreign credit insurance application and (c) provide Bank with a detailed equipment listing.
12.As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank:
(a)this Amendment, duly executed by Borrower;
(b)Corporate Borrowing Resolutions in the form attached hereto;
(c)a Second Amendment to Security Agreement dated as of even date herewith, duly executed by Borrower;
(d)a Sixth Amended and Restated Revolving Line of Credit Note dated as of even date herewith, duly executed by Borrower;
(e)Borrower’s payment of an amendment fee of Twenty Thousand Dollars ($20,000), which may be debited from any of Borrower’s accounts at Bank; and
(f)all reasonable fees and expenses incurred through the date of this Amendment, which may be debited from any of Borrower's accounts.
13.This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

MAXWELL TECHNOLOGIES, INC.
By: /s/ Kevin S. Royal
Title: CFO

WELLS FARGO BANK, NATIONAL ASSOCIATION
By: /s/ Dennis Kim
Title: Vice President

COMPLIANCE CERTIFICATE
TO:    WELLS FARGO BANK, NATIONAL ASSOCIATION
10421 Wateridge Court, Suite 150
San Diego, CA 92121

I am an officer of MAXWELL TECHNOLOGIES, INC. (“Borrower”). Under the terms of that certain Credit Agreement between Borrower and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”) dated as of December 5, 2011, as amended from time to time (the “Agreement”), I hereby certify that:
The attached financial statements of Borrower and/or each Subsidiary dated as of _____________ (the “Statement Date”) are true and correct and have been accurately prepared in accordance with generally accepted accounting principles and used consistently with prior practices.
Unless expressly stated otherwise in a written statement attached to this Certificate, all representations and warranties contained in the Agreement remain true and correct, and as of the date hereof there exists no default or defined event of default under the Agreement or any promissory note or other contract, instrument or document executed in connection therewith, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute such a default or defined event of default.
The calculations regarding each financial covenant below (with capitalized terms not otherwise defined having the meanings given to them in the Agreement), as of the Statement Date, and regardless of whether Borrower must be in compliance with each covenant as of the Statement Date, are as follows:
BORROWER FINANCIAL COVENANTS:

SECTION	COVENANT	ACTUAL	REQUIRED
4.9(a)	Quick Ratio	______ to 1.000	Not less than 1.125 to 1.000
4.9(b)	Liquidity	$_________	$20,000,000 in Total
		$_________	$2,000,000 in the United States

4.9(c)	Minimum Quarterly Net Income/Maximum Quarterly Net Loss	$_________	Not less than negative $6,000,000 for the quarter ending March 31, 2015.

MAXWELL TECHNOLOGIES, INC.

By:    ______________________________________
Title:    ______________________________________
Date:    ______________________________________